SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LIFEVANTAGE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Lifevantage Corporation

9815 S. Monroe Street, Suite 100

Sandy, Utah 84070

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR FISCAL YEAR 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 14, 2012

This supplement amends and supplements our Proxy Statement dated October 9, 2012 relating to our fiscal year 2013 Annual Meeting of Shareholders to be held on November 14, 2012. Except as described in this supplement, the information provided in our Proxy Statement continues to apply. To the extent information in this supplement differs from or updates information contained in our Proxy Statement, the information in this supplement controls.

Appointment of Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement for our fiscal year 2013 Annual Meeting of Shareholders, we engaged Morrow & Co., LLC (“Morrow”) to solicit proxies on our behalf. Morrow may solicit proxies personally, electronically or by telephone. We have agreed to pay Morrow $5,000 plus reasonable expenses for these services.